SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2007

SEWARD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51616	20-3326812

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

c/o Paramount BioSciences, LLC
787 Seventh Avenue, 48th Floor
New York, New York		10019

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 212-554-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Agreement.

As disclosed in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, which was filed on February 20, 2007, Seward Sciences, Inc. entered into an Agreement and Plan of Merger dated as of February 13, 2007 by and among Seward Sciences, Seward Acquisition Corp., a Delaware corporation and a newly-formed, wholly owned subsidiary of Seward Sciences, and Ariston Pharmaceuticals, Inc., a Delaware corporation, pursuant to which Seward Acquisition Corp. would merge with and into Ariston and Ariston would become a wholly owned subsidiary of Seward Sciences.

On April 13, 2007, the parties to the merger agreement voluntarily terminated the merger agreement, pursuant to Section 7.1(b) of the merger agreement, due to the failure to consummate the merger by March 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEWARD SCIENCES, INC.

Date: April 17, 2007	/s/ Matt H. Davis
Matt H. Davis
Director